UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/26/2007

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.03.    Bankruptcy or Receivership

In Re: Empire Coach Enterprises, LLC, Case No. 07-40660.

As previously disclosed on January 12, 2007, Empire Coach Enterprises, LLC, an indirect 51% owned subsidiary of the Registrant, filed for Chapter 11 bankruptcy protection. On April 26, 2007, the United States Bankruptcy Court Eastern District of Michigan Southern Division entered an Order (a) authorizing and approving the sale of assets free and clear of liens, claims and encumbrances; (b) approving the Asset Purchase Agreement; and (c) for authority to assume and assign contracts.

Pursuant to the Order, on April 27, 2007, Empire Coach Enterprises completed the sale of substantially all of its assets. The bankruptcy estate received net proceeds of approximately $327,650 as a result of the sale.

The balance sheet for Empire Coach as of February 28, 2007 showed total assets of approximately $2.1 million and total liabilities of approximately $5.4 million.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: May 02, 2007	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer